Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in or incorporation by reference into the Registration Statement on Form S-8 of Permian Resources Corporation (the “Registration Statement”) of our reports, with respect to estimates of oil and gas reserves and future revenue thereof, as of December 31, 2024, 2023 and 2022. We hereby further consent to all references to our firm and such report included in the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley, Jr., P.E.
Richard B. Talley, Jr., P.E.
Chief Executive Officer

Houston, Texas

January 7, 2026